Profire Energy Reports Financial Results for Second Quarter Fiscal 2018
Profire Increased Net Income by 31% Over the Same Quarter in 2017

LINDON, Utah August 8, 2018 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the “Company”) which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal quarter ended June 30, 2018. A conference call will be held on Thursday, August 9, 2018 at 1:00 p.m. EDT to discuss the results.

Fiscal Q2 2018 Highlights

•	Recognized Revenue of $11.3 million, The Second-Best Quarter in 9 Fiscal Quarters

•	Net Income of $1.7 Million or $0.04 Per Share, a 31% Increase From the Same Quarter Last Year

•	Realized Gross Profit of $5.9 Million

•	Cash and Liquid Investments at Period End totaled over $21 Million

•	Remained Debt-Free

Fiscal Quarter Financial Results

Total revenues for the period equaled $11.3 million or a 20% increase from the same quarter a year ago. This increase is largely attributed to our ability to leverage our expanding customer base.

Total operating expenses were approximately $3.8 million or a 21% increase over the same quarter last year which was highly attributable to the growth in staff and additional R&D spend. Compared with the same year ago quarter, operating expenses for general and administrative increased 23%, R&D increased 15%, and depreciation decreased slightly.

Gross profit increased to $5.9 million or 52.1% of total revenues, as compared to $5 million or 52.6% of total revenues in the year-ago quarter. Gross profit margins fluctuate slightly each quarter due to product mix changes, increased direct labor costs, and adjustments in our inventory and warranty reserves.

Net income was $1.7 million or $0.04 per share, compared to a net income of $1.3 million or $0.03 per share in the same year-ago quarter.

Cash and liquid investments totaled over $21 million at the end of the quarter and the Company continues to operate debt-free.

Management Commentary

“We continually seek opportunities that can help further our strategic goals and currently have the resources and balance sheet to make investments that we believe will be beneficial to Profire and its shareholders,” stated Ryan Oviatt, CFO of Profire. “Our management team remains focused on allocating spending to meet market demand and to accelerate growth potential. We have focused our investment in R&D over the past year as we believe the new SIL certification, which allows us to enter new markets that we could not previously serve, and product enhancements will be significant drivers for future growth.”

“In addition, we continue to look at merger and acquisition opportunities that will complement our existing product offerings and leverage our sales force and customer base,” said Brenton Hatch, President and CEO of Profire Energy. “We have a renewed focus on automation, including the exploration of the internet-of-things capabilities, and other technologies that could be used within our market. These adjacent technologies could allow Profire to become a leader in not only burner management but in a variety of processes within our industry.”

Conference Call

Profire Energy President and CEO Brenton Hatch and CFO Ryan Oviatt will host the presentation, followed by a question and answer period. Date: Thursday, August 9, 2018
Time: 1:00 p.m. EDT (11:00 a.m. MDT)
Toll-free dial-in number: 1-877-705-6003
International dial-in number: 1-201-493-6725
The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=130900. The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 5:00 p.m. EDT on the same day through August 16, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 13682308

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Homer, Pennsylvania; Greeley, Colorado; and Spruce Grove, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on August 9,2018, regarding the financial quarter results; and the ability of the Company to support growth. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	As of
	June 30, 2018	December 31, 2017
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$9,298,677	$11,445,799
Short-term investments	531,248	300,817
Short-term investments - other	3,788,507	4,009,810
Accounts receivable, net	7,311,689	8,069,255
Inventories, net	8,281,125	6,446,083
Prepaid expenses & other current assets	350,260	437,304
Income tax receivable	191,369	—
Total Current Assets	29,752,875	30,709,068

LONG-TERM ASSETS
Net deferred tax asset	—	72,817
Long-term investments	8,024,247	8,517,182
Long-term investments - other	—	—
Property and equipment, net	7,801,954	7,197,499
Goodwill	997,701	997,701
Intangible assets, net	459,229	494,792
Total Long-Term Assets	17,283,131	17,279,991

TOTAL ASSETS	$47,036,006	$47,989,059

CURRENT LIABILITIES
Accounts payable	1,872,095	1,780,977
Accrued vacation	257,149	196,646
Accrued liabilities	1,048,487	1,044,284
Income taxes payable	325,272	919,728
Total Current Liabilities	3,503,003	3,941,635

LONG-TERM LIABILITIES
Net deferred income tax liability	19,073	—

TOTAL LIABILITIES	3,522,076	3,941,635

STOCKHOLDERS’ EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common shares: $0.001 par value, 100,000,000 shares authorized: 54,685,119 issued and 48,082,423 outstanding at June 30, 2018 and 53,931,167 issued and 48,606,425 outstanding at December 31, 2017	54,685	53,931

Treasury stock, at cost	(10,890,349)	(6,890,349)
Additional paid-in capital	27,828,804	27,535,469
Accumulated other comprehensive loss	(2,618,543)	(2,200,462)
Retained earnings	29,139,333	25,548,835
TOTAL STOCKHOLDERS’ EQUITY	43,513,930	44,047,424

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,036,006	$47,989,059

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES
Sales of goods, net	$10,724,409	$8,834,650	$22,179,024	$16,126,879
Sales of services, net	615,352	630,301	1,330,454	1,162,568
Total Revenues	11,339,761	9,464,951	23,509,478	17,289,447

COST OF SALES
Cost of goods sold-product	4,959,539	4,035,528	10,517,249	7,090,828
Cost of goods sold-services	471,555	452,591	953,422	854,613
Total Cost of Goods Sold	5,431,094	4,488,119	11,470,671	7,945,441

GROSS PROFIT	5,908,667	4,976,832	12,038,807	9,344,006

OPERATING EXPENSES
General and administrative expenses	3,364,826	2,739,055	6,706,726	5,682,368
Research and development	317,002	275,776	720,221	479,520
Depreciation and amortization expense	129,070	130,838	257,787	279,913
Total Operating Expenses	3,810,898	3,145,669	7,684,734	6,441,801

INCOME FROM OPERATIONS	2,097,769	1,831,163	4,354,073	2,902,205

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	21,254	46,374	86,085	48,476
Other income (expense)	(4,164)	18,798	(5,956)	13,385
Interest income	174,771	54,840	225,479	86,118
Total Other Income	191,861	120,012	305,608	147,979

INCOME BEFORE INCOME TAXES	2,289,630	1,951,175	4,659,681	3,050,184

INCOME TAX EXPENSE	575,363	638,528	1,069,183	1,137,465

NET INCOME	$1,714,267	$1,312,647	$3,590,498	$1,912,719

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$(427,307)	$238,543	$(394,072)	$313,656
Unrealized gains (losses) on investments	9,226	26,659	(24,009)	62,947
Total Other Comprehensive Income (Loss)	(418,081)	265,202	(418,081)	376,603

NET COMPREHENSIVE INCOME	$1,296,186	$1,577,849	$3,172,417	$2,289,322

BASIC EARNINGS PER SHARE	$0.04	$0.03	$0.07	$0.04

FULLY DILUTED EARNINGS PER SHARE	$0.03	$0.03	$0.07	$0.04

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,266,199	49,678,917	48,467,136	50,152,958

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	49,095,575	50,283,144	49,237,938	50,757,185

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Six Months Ended June 30,
	2018	2017
OPERATING ACTIVITIES
Net income	$3,590,498	$1,912,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	442,959	458,293
Gain on sale of fixed assets	(76,703)	(48,255)
Bad debt expense	141,348	121,015
Stock awards issued for services	861,189	372,086
Changes in operating assets and liabilities:
Changes in accounts receivable	548,419	(1,107,574)
Changes in income taxes receivable/payable	(790,946)	1,327,884
Changes in inventories	(2,074,974)	(646,870)
Changes in prepaid expenses	114,907	(205,781)
Changes in deferred tax asset/liability	91,890	(134,427)
Changes in accounts payable and accrued liabilities	274,744	716,436
Net Cash Provided by Operating Activities	3,123,331	2,765,526

INVESTING ACTIVITIES
Proceeds from sale of equipment	159,449	112,183
Sale of investments	368,379	66,045
Purchase of fixed assets	(1,184,126)	(181,566)
Net Cash Used in Investing Activities	(656,298)	(3,338)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(736,160)	(20,800)
Cash received in exercise of stock options	174,002	—
Purchase of Treasury stock	(4,000,000)	(2,840,932)
Net Cash Used in Financing Activities	(4,562,158)	(2,861,732)

Effect of exchange rate changes on cash	(51,997)	94,403

NET DECREASE IN CASH	(2,147,122)	(5,141)
CASH AT BEGINNING OF PERIOD	11,445,799	7,621,708
CASH AT END OF PERIOD	$9,298,677	$7,616,567

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$—	$—
Income taxes	$1,691,397	$67,078

These financial statements should be read in conjunction with the Form 10-Q and accompanying footnotes